EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form SB-2 for White Mountain Titanium Corporation (SEC File No. 333-129347) of our report dated February 16, 2007, relating to our audit of the financial statements of White Mountain Titanium Corporation and subsidiaries included in the Form 10-KSB for the year ended December 31, 2006.

We also consent to the reference to our firm as experts in matters of accounting and audit in this Registration Statement.

/s/ Smythe Ratcliffe LLP

Smythe Ratcliffe LLP
Chartered Accountants

Vancouver, British Columbia, Canada
March 28, 2007